Exhibit 99.1

Contacts:

Dave Hage	Kristyn Hutzell
Executive Vice President	Avalon Investor Relations
(805) 987-8741	415-336-9645

FOR IMMEDIATE RELEASE

September 28, 2006

POWER-ONE ANNOUNCES ACQUISITION OF MAGNETEK’S POWER
ELECTRONICS GROUP; FORECASTS ACCRETION IN FIRST QUARTER OF 2007

PURCHASE PRICE OF $72 MILLION PLUS ASSUMPTION OF DEBT

•                  Combined 2007 sales expected to be in the range of $530 million to $550 million

•                  Acquisition is expected to be accretive in first quarter of 2007

•                  Synergies expected to be approximately $9 million, or $0.10 per share in 2007 and $20 million, or $0.22 per share in 2008

•                  Vaults Power-One into the world’s “Top 6”  power supply companies

•                  Adds manufacturing in China to address Power-One’s need for expanded high-volume, low-cost manufacturing capability in Asia

•                  Top-tier R&D talent added to expand growth in custom products; acquired custom product capability complements Power-One’s standard product offerings

•                  Acquisition adds Alternative Energy market to Power-One’s applications

Camarillo, CA, September 28, 2006 — Power-One, Inc. (NASDAQ: PWER) today announced that it has signed a definitive agreement with Magnetek Inc. (NYSE: MAG) to acquire its Power Electronics Group.  Magnetek specializes in the application of advanced power electronics technology to meet the needs of the global digital economy.  Magnetek’s Power Electronics Group sells power supplies and alternative energy products to a wide range of customers and markets.

Under the terms of the agreement, Power-One will acquire Magnetek’s Power Electronics Group (PEG) for $71.7 million in cash and assumption of approximately $16.7 million in debt. Power-One has obtained financing for the acquisition and the transaction is expected to close in October, 2006, subject to customary closing conditions.

“This acquisition will be additive to earnings per share, even without any synergies and presents significant opportunities to further our strategic goals,” said Steve Goldman, Chairman of Power-One.  “This acquisition will increase Power-One’s revenue by over 50%, and the overall purchase price of approximately 0.5x forecasted sales for 2007 makes it an excellent value.  The Power Electronics Group has been an excellent contributor to Magnetek and its addition will augment Power-One in a number of ways, including adding low-cost manufacturing capability in China, custom design resources in Europe, and entry into the Alternative Energy market.  In addition, we expect significant synergies from our increased purchasing power in the electronic components marketplace.  Overall, we anticipate that the acquisition will favorably impact our financial performance increasingly throughout 2007 and 2008 as synergies are realized.”

Bill Yeates, Chief Executive Officer, added, “The acquisition of Magnetek’s PEG business unit advances our strategy to penetrate new markets and customers and enhances shareholder value since it should be accretive within the first full quarter of the combined company. As a result of the agreement and the excellent custom product engineering resources we acquire, we are now better positioned to service an ever-growing number of customer requests for custom products. The acquisition positions us as the 6th largest power supply company in the world.  The combined purchasing power will enable us to continue to compete effectively in the higher-volume markets, including servers and storage.  Additionally, through the acquisition we will have our own 230,000 square feet manufacturing plant in China that is designed for high-volume and low-cost production.”

Mr. Yeates continued, “The synergy potential from this acquisition substantially exceeds that from any of our prior acquisitions.  We are extremely impressed with Magnetek’s R&D successes, creativity, and ability to design some of the highest efficiency power products in the world.  Their digital prowess in power and software and microcontroller technologies nicely augment Power-One’s board-level Z-One® Digital Power Management system.  With this acquisition, we will add digital controls for motors, specialty transportation and system-level applications, and alternative energy, along with a premier customer list.”

The Power Electronics Group is comprised of operations in Italy, Hungary, China and the United States with approximately 500,000 sq. ft. of manufacturing space and 1200 employees.  The Power Electronics Group sells to OEMs and includes customers such as Alcatel, Electrolux, Google, IBM, Indesit, Motorola, and Siemens.  Applications include servers, storage, alternative energy, telecom systems, intelligent control products, transportation, industrial, and other related industries. Needham & Company acted as exclusive financial advisor to Power-One in this transaction.

Conference Call:

     Power-One will be holding a conference call with investors and analysts on September 28, 2006 at 7:00 a.m. PT to discuss this release and address investor questions.  The call will be available over the Internet through the Company’s investor relations website at www.power-one.com.  To listen to the call, please go to the website at least 10 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, you may access the webcast by clicking the following link and scrolling to the bottom of the web page - http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=PWER&script=2100.

About Power-One:

Power-One is a leading designer and manufacturer of power conversion products sold primarily to telecommunications and Internet service providers, as well as communications equipment manufacturers.  Power-One’s high-reliability products are also used in applications such as test equipment and high-end industrial applications.  After the acquisition, Power-One, with headquarters in Camarillo, CA, will have over 4,000 employees with manufacturing and/or R&D operations in the United States, Dominican Republic, Italy, Hungary, Switzerland, Slovakia, Ireland and China.

For information on Power-One and its products, visit the company’s Web site at www.power-one.com.

This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “forecast,” “expect,” “anticipate,” “will,” “looking,” “believe” and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Forward-looking statements are not guarantees, but rather are predictions of and make certain assumptions regarding anticipated future results.   Achievement of actual results are dependent upon and will involve a variety of risks and uncertainties that could cause actual results to differ materially from assumptions and predictions.  Such risks and uncertainties include, but are not limited to, the risk that Power-One’s and Magnetek’ businesses will not be integrated successfully; distraction of management as a result of, and the challenges of integration and restructuring associated with the transaction or other acquisitions, and the challenges of achieving anticipated synergies in whole or in part; costs related to the transaction; the possibility that the market for the sale of certain products and services may not develop as expected; Power-One’s ability to manage its international operations; the risk that the process of reconciling certain Magnetek, Inc. financial information to U.S. GAAP could result in changes to Magnetek’ financial statements that adversely impact the Power-One’s pro forma estimates regarding the transaction; the existence or enactment of adverse U.S. and foreign government regulation; the risk that the development of products and services may not proceed as planned; adverse general domestic and international economic conditions including interest rate and currency exchange rate fluctuations; the difficulty of efficiently managing the company’s cost structure for capital expenditures, materials and overhead, as well as operating expenses such as wages and benefits due to the vertical integration of the company’s manufacturing processes; the possibility that the transaction or other contemplated acquisitions may not close; the impact of competitive products or technologies and competitive pricing pressures; potential business disruptions, including labor unrest, work stoppages, or other short or longer term labor disruptions; and other risks that are described from time to time in Power-One’s Securities and Exchange Commission reports.  See “Risk Factors” in the Company’s 2005 Form 10-K on file with the Securities and Exchange Commission for greater detail regarding factors that constitute cautionary statements with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.  Readers of this information are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in these materials.  We undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

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